Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 30, 2017 (September 1, 2017 as to Note 2(w)) relating to the consolidated financial statements and financial statement schedule of Zai Lab Limited and its subsidiaries (the “Group”), appearing in the Prospectus included in Amendment No. 3 to the Registration Statement on Form F-1 (Registration No. 333-219980) of the Group dated September 20, 2017.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

November 16, 2017